Exhibit No. 10(B)
Termination Agreement
     WHEREAS, The Progressive Corporation, an Ohio corporation (the “Company”), and                                          (the “Executive”) are parties to an Employment Agreement dated                      (“Employment Agreement”); and
     WHEREAS, the Company has adopted The Progressive Corporation Executive Separation Allowance Plan (2006 Amendment and Restatement) (the “Separation Allowance Plan”); and
     WHEREAS, Executive desires to participate in the Separation Allowance Plan; and
     WHEREAS, Company is willing to permit Executive’s participation in the Separation Allowance Plan, provided that Executive executes this Termination Agreement;
     NOW THEREFORE, Company and Executive hereby agree as follows:
Effective                     , the Employment Agreement shall terminate. Following such termination, Executive and Company shall cease to have any rights or obligations under the Employment Agreement.
IN WITNESS WHEREOF, Company and Executive have hereunto caused this Termination Agreement to be executed as of the ___ day of                     .

[Executive]	The Progressive Corporation

By:

Title: